Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER AND FULL YEAR 2012
FINANCIAL RESULTS

PORT WASHINGTON, NY, March 5, 2013 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter and full year ended December 31, 2012.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
GAAP Results	2012	2011	2012	2011
Sales	$935.2	$978.4	$3,544.6	$3,680.6
Gross profit	$120.4	$139.9	$488.1	$530.5
Gross margin	12.9%	14.3%	13.8%	14.4%
Operating income (loss) from continuing operations	$(46.8)	$21.1	$(39.9)	$80.8
Operating margin from continuing operations	(5.0)%	2.2%	(1.1)%	2.2%
Net income (loss)	$(27.1)	$14.7	$(8.3)	$54.4
Diluted earnings (loss) per share	$(0.73)	$0.40	$(0.22)	$1.47
Dividend declared	$0.25	-	$0.25	-
Non-GAAP Results*
Non-recurring and recurring adjustments, net	$41.2	$1.7	$51.9	$(2.2)
Adjusted operating income (loss)	$(5.6)	$22.8	$12.0	$78.6
Adjusted operating margin	(0.6)%	2.3%	0.3%	2.1%
Adjusted net income (loss)	$(2.4)	$15.8	$7.7	$53.0
Adjusted diluted earnings (loss) per share	$(0.06)	$0.43	$0.21	$1.43

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors    have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.

Fourth Quarter 2012 Financial Highlights:
•	Consolidated sales declined 4.4% to $935.2 million in U.S. dollars. On a constant currency basis, sales declined 3.7%.
•	Business to business channel sales grew 2.5% to $526.7 million in U.S. dollars. On a constant currency basis, sales grew 3.5%.
•	Consumer channel sales declined 12.1% to $408.5 million in U.S. dollars. On a constant currency basis, sales declined 11.5%.
•	“Same store” business to business sales grew 4.1% and same store consumer sales declined 11.3% on a constant currency basis.
•
GAAP operating income declined to a loss of $(46.8) compared to income of $21.1 million last year. The GAAP operating loss reflects the Company’s previously announced consolidation of its United States consumer brands and subsequent write off of the intangible assets of CompUSA and Circuit City of approximately $35.3 million, and the Company’s exit from the computer manufacturing business and subsequent write down of the carrying cost of the Company’s computer manufacturing facilities, related equipment, and inventory of approximately $4.6 million.  Non-GAAP operating income was a loss of $5.6 million compared to income of $22.8 million last year.

•	GAAP diluted earnings per share (EPS) declined to a loss of $(0.73). Non-GAAP diluted earnings per share declined to $(0.06).
•	Dividend declared $0.25 per share.

Full Year 2012 Financial Highlights:
•	Consolidated sales declined 3.7% to $3.5 billion in U.S. dollars. On a constant currency basis, sales declined 1.9%.
•	Business to business channel sales grew 5.1% to $2.1 billion in U.S. dollars. On a constant currency basis, sales grew 8.0%.
•	Consumer channel sales declined 14.0% to $1.5 billion in U.S. dollars. On a constant currency basis, sales declined 13.7%.
•
GAAP operating income declined to a loss of $(39.9) million compared to income of $80.8 million last year.  The GAAP operating loss reflects the aforementioned consolidation of its United States consumer brands and subsequent write off of the intangible assets of CompUSA and Circuit City of approximately $35.3 million, and the Company’s exit from the computer manufacturing business and subsequent write down of the carrying cost of the Company’s computer manufacturing facilities, related equipment, and inventory of approximately $4.6 million.  Non-GAAP operating income was $12.0 million compared to $78.6 million last year.

•	GAAP diluted EPS declined to a loss of ($0.22). Non-GAAP diluted earnings per share was $0.21.
•	Dividend declared $0.25 per share.

Richard Leeds, Chairman and Chief Executive Officer, said, “Our B2B operations delivered solid performance in the fourth quarter and full year 2012. This strength was demonstrated by our Industrial Products Group, which delivered its third consecutive year of more than 25% organic revenue growth, and our European business, which recorded 10% organic revenue growth on a constant currency basis. In our consumer business, buying patterns remain challenged, in part due to an eroding demand and pricing environment, which is reflected in our consolidated performance.  In addition, the fiscal cliff and ongoing U.S. budget discussions have been an overhang on both businesses and consumers.”

“In 2012 we executed on a number of initiatives to strengthen our businesses and drive our long-term performance.  As previously announced, we consolidated our U.S. consumer technology brands under TigerDirect, exited our PC manufacturing business, opened a new distribution center for Industrial Products, realigned our European operations and moved ahead with our new shared services center in Hungary.  These actions will strengthen our Company for the future and our work is not yet complete.  We are focused on optimizing our performance and capitalizing on our growth opportunities and the review of our operations from a strategic and execution standpoint is ongoing.  In Industrial, we continue to invest in our operations, building on our success and driving growth.  We are strengthening and streamlining our European business to better capitalize on the opportunities we see in the region and to accelerate our performance. In our North American Technology business, we are focused on addressing the challenges in this market and are committed to improving our performance.  Overall, we have a business that is diversified by market, channel and customer, as well as a strong balance sheet giving us a solid foundation to execute on our business plan,” Leeds concluded.

In 2012 working capital increased $6.0 million to $360.8 million, and cash and cash equivalents increased by $53.4 million to $150.7 million at December 31, 2012. The Company had availability under its credit facility of approximately $104.6 million and total cash and available liquidity of approximately $255.3 million at December 31, 2012.  Short and long-term debt totaled approximately $8.1 million at December 31, 2012.  The Company’s effective tax rate for the fourth quarter of 2012 was a benefit of 42.2% compared to a 25.3% provision last year.  The effective tax rate for the year ended December 31, 2012 was a benefit of 80.8% compared to a 30.9% provision last year. The tax benefit in 2012 is primarily the result of reversals of valuation allowances in France and operating losses in the U.S., including impacts of the asset impairment charges recorded.

Earnings Conference Call Details

Systemax Inc. will host a teleconference to discuss its fourth quarter and full year 2012 results today, March 5, 2013 at 5:00 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.

Systemax Inc. (http://www.systemax.com), a Fortune 1000 company, sells personal computers, computer components and supplies, consumer electronics and industrial products through a system of branded e-Commerce websites, retail stores, relationship marketers and direct mail catalogs in North America and Europe. The primary brands are TigerDirect, MISCO, Global Industrial and inmac wstore.

Forward-Looking Statements

This press release contains forward-looking statements about the Company’s performance.  These statements are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume, (b) economic conditions and exchange rates, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company’s management information systems, and  (h) unanticipated legal and administrative proceedings.  Please refer to “Risk Factors” and the Forward Looking Statements sections contained in the Company’s Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com
- ### -

Supplemental Channel Sales, Product Category and Business Unit Summary

Supplemental Channel Sales Summary (in millions)
Channel	Quarter Ended December 31,					Year Ended December 31,
	2012	% of Sales	Change y/y	2011	% of Sales	2012	% of Sales	Change y/y	2011	% of Sales
Business to Business1	$526.7	56.3%	2.5%	$513.8	52.5%	$2,085.8	58.8%	5.1%	$1,984.4	53.9%
Consumer 2	$408.5	43.7%	-12.1%	$464.6	47.5%	$1,458.8	41.2%	-14.0%	$1,696.2	46.1%
Consolidated Sales	$935.2	100%	-4.4%	$978.4	100%	$3,544.6	100%	-3.7%	$3,680.6	100%

1 Includes sales from managed business relationships, including outbound call centers and extranets, and the entire Industrial Products and Corporate segments
2 Includes sales from retail stores, consumer websites, inbound call centers and television shopping

Supplemental “Same Store” Channel Growth1 – Q4 2012 vs. Q4 2011
Channel	Change
Business to Business	4.1%
Consumer	-11.3%
Consolidated Sales	-3.2%

1 Excludes revenue at retail stores, websites and call centers operating for less than 14 full months as of the beginning of the current comparison period and computed on a constant currency basis.  The method of calculating comparable store and channel sales varies across the retail and direct marketing industry.  As a result, Systemax’s method of calculating comparable sales may not be the same as other companies’ methods.

Supplemental Product Category Sales Summary (in millions)
Product Category	Quarter Ended December 31,					Year Ended December 31,
	2012	%	Change y/y	2011	% of Sales	2012	%	Change y/y	2011	% of Sales
Computers	$296.0	31.7%	-3.3%	$306.2	31.3%	$1,048.3	29.6%	0.1%	$1,047.6	28.5%
Computer Accessories & Software	$239.8	25.6%	-6.3%	$255.9	26.1%	$970.8	27.4%	-5.3%	$1,025.0	27.8%
Consumer Electronics	$172.4	18.4%	-15.1%	$203.1	20.8%	$619.7	17.5%	-17.0%	$746.5	20.3%
Computer Components	$106.2	11.4%	0.9%	$105.3	10.8%	$407.6	11.5%	-10.2%	$453.8	12.3%
Industrial Products	$98.3	10.5%	18.0%	$83.3	8.5%	$401.9	11.3%	25.6%	$319.9	8.7%
Other	$22.5	2.4%	-8.5%	$24.6	2.5%	$96.3	2.7%	9.7%	$87.8	2.4%
Consolidated Sales	$935.2	100%	-4.4%	$978.4	100%	$3,544.6	100%	-3.7%	$3,680.6	100%

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended December 31,					Year Ended December 31,
	2012	% of Sales	Change y/y	2011	% of Sales	2012	% of Sales	Change y/y	2011	% of Sales
Technology Products	$835.5	89.3%	-6.6%	$894.1	91.4%	$3,137.6	88.5%	-6.5%	$3,357.4	91.2%
Industrial Products	$98.3	10.5%	17.9%	$83.4	8.5%	$401.9	11.3%	25.6%	$319.9	8.7%
Corporate and Other	$1.4	0.2%	55.6%	$0.9	0.1%	$5.1	0.2%	54.5%	$3.3	0.1%
Consolidated Sales	$935.2	100%	-4.4%	$978.4	100%	$3,544.6	100%	-3.7%	$3,680.6	100%

Supplemental Business Unit Operating Income (Loss) Summary (in millions)
Business Unit	Quarter Ended December 31,				Year Ended December 31,
	2012	Margin	2011	Margin	2012	Margin	2011	Margin
Technology Products	$(48.7)	(5.8)%	$17.8	2.0%	$(47.2)	(1.5)%	$68.0	2.0%
Industrial Products	$6.9	7.0%	$8.6	10.3%	$29.9	7.4%	$35.1	11.0%
Corporate and Other	$(5.0)	NM	$(5.3)	NM	$(22.6)	NM	$(22.3)	NM
Consolidated Operating Income (Loss)	$(46.8)	(5.0)%	$21.1	2.2%	$(39.9)	(1.1)%	$80.8	2.2%

Non-GAAP Operating Income (Loss)*
Technology Products	$(8.1)	(1.0)%	$19.2	2.1%	$0.0	0.0%	$64.4	1.9%
Industrial Products	$7.1	7.2%	$8.6	10.3%	$32.9	8.2%	$35.2	11.0%
Corporate and Other	$(4.6)	NM	$(5.0)	NM	$(20.9)	NM	$(21.0)	NM
Consolidated Operating Income (Loss)	$(5.6)	(0.6)%	$22.8	2.3%	$12.0	0.3%	$78.6	2.1%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC. Condensed Consolidated Statements of Operations – Unaudited (In millions, except per share amounts)
	Quarter Ended December 31*		Year Ended
	2012	2011	2012	2011

Net sales	$935.2	$978.4	$3,544.6	$3,680.6
Cost of sales	814.8	838.5	3,056.5	3,150.1
Gross profit	120.4	139.9	488.1	530.5
Gross margin	12.9%	14.3%	13.8%	14.4%
Selling, general and administrative expenses	127.0	118.2	481.7	455.3
Special charges (gains), net	40.2	0.6	46.3	(5.6)
Operating income (loss) from continuing operations	(46.8)	21.1	(39.9)	80.8
Operating margin	(5.0)%	2.2%	(1.1)%	2.2%
Interest and other (income) expense, net	(0.1)	1.3	1.7	1.8
Income (loss) from continuing operations before income taxes	(46.7)	19.8	(41.6)	79.0
(Benefit from) provision for income taxes	(19.7)	5.0	(33.6)	24.4
Effective tax rate	42.2%	25.3%	80.8%	30.9%
Income (loss) from continuing operations	(27.0)	14.8	(8.0)	54.6
Discontinued operations	(0.1)	(0.1)	(0.3)	(0.2)
Net income (loss)	$(27.1)	$14.7	$(8.3)	$54.4
Net margin	(2.9)%	1.5%	(0.2)%	1.5%

Net income per common share:

Basic	$(0.73)	$0.40	$(0.22)	$1.48
Diluted	$(0.73)	$0.40	$(0.22)	$1.47

Weighted average common and common equivalent shares:

Basic	37.0	36.7	36.9	36.8
Diluted	37.0	36.9	36.9	37.1

Dividend declared per share	$0.25	-	$0.25	-

SYSTEMAX INC. Condensed Consolidated Balance Sheets - Unaudited (In millions)
	December 31*	December 31*
	2012	2011
Current assets:
Cash and cash equivalents	$150.7	$97.3
Accounts receivable, net	297.4	269.0
Inventories	367.2	372.2
Assets available for sale	2.3	-
Prepaid expenses and other current assets	37.3	38.7
Total current assets	854.9	777.2
Property, plant and equipment, net	63.0	70.7
Goodwill, intangibles and other assets	58.5	66.6
Total assets	$976.4	$914.5

Current liabilities:
Short-term debt	$2.8	$2.6
Accounts payable and accrued expenses	491.3	419.8
Total current liabilities	494.1	422.4
Long-term debt	5.3	7.1
Other liabilities	30.7	30.7
Shareholders’ equity	446.3	454.3
Total liabilities and shareholders’ equity	$976.4	$914.5

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on December29, 2012. The fourth quarters of both 2012 and 2011 included 13 weeks. The full years of both 2012 and 2011 included 52 weeks.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (loss) to Non-GAAP Operating Income (loss) - Unaudited
(In millions)

	Quarter Ended		Twelve Months Ended
	December 31*		December 31*
	2012	2011	2012	2011
Technology Products	$(48.7)	$17.8	$(47.2)	$68.0
Industrial Products	$6.9	$8.6	$29.9	$35.1
Corporate And Other	$(5.0)	$(5.3)	$(22.6)	$(22.3)
GAAP Operating income (loss)	$(46.8)	$21.1	$(39.9)	$80.8
Non-GAAP adjustments:
Technology Products:
Asset impairment charges (1)	$39.9	-	$39.9	-
Severance and other reorganization related charges	$5.0	$(0.1)	$6.4	-
Litigation costs and settlements (2)	$(4.8)	$0.7	$(3.9)	$(5.6)
Patent settlements with non-practicing entities	$0.1	-	$1.8	-
Stock based compensation	$0.2	$0.3	$1.6	$0.4
Intangible asset amortization	$0.2	$0.5	$1.4	$1.6
Total Non-GAAP Adj. Technology Products	$40.6	$1.4	$47.2	$(3.6)
Industrial Products:
New Facility Startup Costs (3)	-	-	$2.2	-
Stock based compensation	$0.2	-	$0.8	$0.1
Total Non-GAAP Adj. Industrial Products	$0.2	$0.0	$3.0	$0.1
Corporate and Other:
Stock based compensation	$0.4	$0.3	$1.7	$1.3
Total Non-GAAP Adj. Technology Products	$0.4	$0.3	$1.7	$1.3

Technology Products	$(8.1)	$19.2	$-	$64.4
Industrial Products	$7.1	$8.6	$32.9	$35.2
Corporate And Other	$(4.6)	$(5.0)	$(20.9)	$(21.0)
Non-GAAP Operating income (loss)*	$(5.6)	$22.8	$12.0	$78.6

* Management believes that by excluding the adjustments above from GAAP Operating Income, investors have an additional meaningful measurement of the Company’s operating results.
(1) Includes the write off of the intangible assets of CompUSA and Circuit City of approximately$ 35.3 million and the write down of the carrying cost of the Company’s computer manufacturing facilities, related equipment, and inventory of approximately $4.6 million.

(2) Includes legal costs related to the investigations of and settlement with former officers and employees, net.
(3) Includes the costs related to the closing and relocation of one of our smaller distribution centers to a new, significantly larger distribution center and call center.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (loss) to Non-GAAP Net Income (loss) - Unaudited
(In millions)

	Quarter Ended		Twelve Months Ended
	December 31*		December 31*
	2012	2011	2012	2011
Net income (loss)	$(27.1)	$14.7	$(8.3)	$54.4
Non-GAAP adjustments:
Non- recurring
Asset impairment charges (1)	$39.9	-	$39.9	-
Severance and other reorganization related charges	$5.0	$(0.1)	$6.4	-
New facility start up costs (2)	-	-	$2.2	-
Litigation costs and settlements (3)	$(4.8)	$0.7	$(3.9)	$(5.6)
Patent settlements with non-practicing entities	$0.1	-	$1.8	-
Valuation allowance release (4)	-	-	$(15.1)	-
Income tax effect (5)	$(16.1)	$(0.2)	$(18.6)	$2.2
Total non- recurring adjustments, net of tax	$24.1	$0.4	$12.7	$(3.4)
Recurring
Stock based compensation	$0.8	$0.6	$4.1	$1.8
Intangible asset amortization	$0.2	$0.5	$1.4	$1.6
Income tax effect	$(0.4)	$(0.4)	$(2.2)	$(1.4)
Total recurring adjustments	$0.6	$0.7	$3.3	$2.0

Non-GAAP net income*	$(2.4)	$15.8	$7.7	$53.0

Diluted earnings per share	$(0.73)	$0.40	$(0.22)	$1.47
Non-GAAP Diluted earnings per share*	$(0.06)	$0.43	$0.21	$1.43

* Management believes that by excluding the adjustments above from GAAP net income investors have an additional meaningful measurement of the Company’s net income.
(1) Includes the write off of the intangible assets of CompUSA and Circuit City of approximately $35.3 million and the write down of the carrying cost of the Company’s computer manufacturing facility, and related equipment and inventory of approximately $4.6 million.

(2) Includes costs related to the closing and relocation of one of our smaller distribution centers to a new, significantly larger distribution and call center for our Industrial Products business.
(3) Includes legal costs related to the investigations of and settlements with former officers and employees, net.
(4) Reversal of valuation allowances of approximately $15.1 million related to the deferred tax assets of the Company’s subsidiary in France. (5) Assumed tax rate of 40%